                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement"), dated as of February 25, 1999, between BUILDING ONE SERVICES CORPORATION, a Delaware corporation (the "Company"), and Joseph Ivey, a resident of the State of Mississippi (the "Executive").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company wishes to secure the services of the Executive and the Executive wishes to furnish such services to the Company pursuant to the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Employment: Term.  The Company hereby agrees to employ the Executive,
         ----------------
and the Executive hereby agrees to enter into such employment, as President and Chief Executive Officer of the Company, for the period commencing on the date stated above (the "Commencement Date") and ending on the date two years from the Commencement Date, unless terminated sooner pursuant to Section 5 hereof. The initial two year term shall be extended for additional successive periods of one year each, on the same terms and conditions contained herein, unless six months prior written notice is given by the Company of its intention to terminate the term of this Agreement without cause. For purposes hereof, the period of Executive's employment hereunder is referred to as the "Term."

     2.  Duties and Extent of Services.
         -----------------------------

     (a) During the Term, the Executive shall serve as President and Chief Executive Officer of the Company with such duties and responsibilities as are consistent with such positions, and shall so serve faithfully and to the best of his ability, under the direction and supervision of the Company's Board of Directors (the "Board").

     (b) The Executive shall serve as a Director of the Company if elected to such position in accordance with law and hold such other positions and executive offices of the Company and/or of any of the Company's subsidiaries or affiliates as may from time to time be authorized by the Board, provided that each such position shall be commensurate with the Executive's standing in the business community as President and Chief Executive Officer of the Company. The Executive shall not be entitled to any compensation other than the compensation provided for herein for serving during the Term as a Director of the Company or in any other office or position of the Company, or any of its subsidiaries or affiliates, unless the Board shall have specifically approved such additional compensation.

     (c) The Executive shall devote his full business time, attention and efforts to his duties hereunder. The Executive shall diligently perform to the best of his ability all of the duties required of him as President and Chief Executive Officer of the Company, and in the other positions or offices of the Company or its subsidiaries or affiliates required of him hereunder. The Executive shall faithfully adhere to, execute and fulfill all policies established by the Company. Notwithstanding the foregoing provisions of this Section, the Executive may participate in charitable, civic, political, social, trade, or other non-profit organizations to the extent such participation does not materially interfere with the performance of his duties hereunder, and may serve as a non-management director of business corporations (or in a like capacity in other for-profit organizations) so long as it does not materially interfere with the Executive's obligations hereunder.

     3.  Compensation
         ------------

     (a) Base Salary.  Effective as of the Commencement Date, the Company shall
         -----------
pay the Executive a base salary (the "Base Salary") equal to Four Hundred Thousand Dollars ($400,00.00) per year, payable on a regular basis in accordance with the Company's regular payroll policies in effect from time to time, but not less frequently than monthly. On at least an annual basis, the Board will review the Executive's performance and may make increases to such Base Salary if, in its sole discretion, any such change is warranted.

     (b) Incentive Bonus.  The Company will develop a written Incentive Bonus
         ---------------
Plan (the "Bonus Plan") setting forth the criteria under which the Executive and other officers and key employees of the Company will be eligible to receive year-end incentive bonus compensation. The Bonus Plan will provide for the Executive to earn up to 150% of his Base Salary in bonus compensation, payable out of a bonus pool determined by the Board or a compensation committee thereof. Subject to the provisions of Section 3(e) hereof, such bonus payments shall be made to the Executive as soon as practicable after the end of each calendar year during the Term.

     (c) Employee Stock Purchase Plan.  The Executive shall be entitled to
         ----------------------------
participate in the Company's 1997 Employee Stock Purchase Plan in accordance with the terms set forth therein.

     (d) 1998 Long-Term Incentive Plan.  The Executive shall be entitled to
         -----------------------------
participate in the Company's 1998 Long-Term Incentive Plan in accordance with the terms set forth therein.

     (e) Deferral.  The Executive may elect to defer payment of all or any part
         --------
of the incentive bonus compensation amount payable in accordance with Section 3(b) hereof with respect to any calendar year during the Term, by giving the Company written notice thereof not later than June 30 of such year. Additionally, in the event that in respect of any fiscal year of the Company any amount of Base Salary, incentive bonus compensation or any other amount payable to the Executive hereunder or otherwise, shall, either alone or in combination with other amounts payable hereunder or otherwise, result in a payment by the Company that shall not be currently deductible by it pursuant to the provisions of Section 162(m) of the Internal Revenue Code, as amended, or like or successor provisions (a "Non-Deductible Amount"), the Company may elect to defer the payment of the Non-Deductible Amount. Any amounts, so deferred, either by election of the Executive or by election of the Company, shall be credited to a bookkeeping account in the name of the Executive as of the date scheduled for payment hereunder. Such amounts shall be credited with interest as of each June 30 during the term of deferral, compounded annually, at a rate per annum equal to the annual rate of interest announced by Citibank, N.A. in New York, New York as its base rate in effect on such June 30, but in no event shall such rate exceed 9%. The entire amount credited to such bookkeeping account shall be paid to the Executive on a date to be chosen by the Company, but in no event later than the first anniversary of the termination of the Executive from employment with the Company.

     (f)  Option Grant.  In connection with the execution and delivery of this
          ------------
Agreement, and pursuant to the terms of the Company's 1998 Long-Term Incentive Plan (the "Option Plan"), the Executive will be granted options (the "Options") to purchase two hundred fifty thousand (250,000) shares of the Company's Common Stock (the "Common Stock"), on and pursuant to the terms of the Option Plan and an award agreement. Each Option will be granted at a price equal to the closing
price of shares of Common Stock on NASDAQ   on the day prior to the date hereof.
Subject to the next sentence hereof, the Options will be exercisable with respect to 25% of the shares underlying the Options on each anniversary of the date of grant. Notwithstanding the foregoing, the vesting of the Options will accelerate, (i) upon a Change In Control (as defined in the Option Plan) in which case all Options will be exercisable immediately, and (ii) upon the expiration of the Term for any reason other than "for cause" pursuant to Section 5(c) hereunder, in which case all Options will be exercisable immediately.

     (g) Car Allowance.  The Executive shall receive a monthly car allowance of
         -------------
$750 during the Term of this Agreement.

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     4.  Benefits.
         --------

     (a) Standard Benefits.  During the Term, the Executive shall be entitled to
         -----------------
participate in any and all benefit programs and arrangements now in effect and hereinafter adopted and generally made available by the Company to its senior officers, including but not limited to, 4 weeks of paid vacation during each year of the Term in accordance with the policies and procedures of the Company as in effect from time to time for its senior officers, pension plans, contributory and non-contributory Company welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans for which the Executive shall be eligible, or may become eligible during the Term.

     (b) Expense Reimbursement/Provision of Equipment.  The Company agrees to
         --------------------------------------------
reimburse the Executive for all reasonable and necessary travel, business entertainment and other business out-of-pocket expenses incurred or expended by him in connection with the performance of his duties hereunder, including expenses incurred in travel to the Company's headquarters upon presentation of proper expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive. The Company will, at its sole cost and expense, provide to the Executive a computer, computer printer, copier, facsimile machine and such other office equipment as Executive shall reasonably request from time to time for use by the Executive to carry out his duties hereunder.

     (c) Other Executive Perquisites.  The Company shall provide the Executive
         ---------------------------
with other executive perquisites as may be available to or deemed appropriate for the Executive by the Board or a compensation committee thereof.

     5.  Termination.  This Agreement and the Executive's employment with the
         -----------
Company may be terminated in any one of the following ways:

     (a) Death.  In the event of the death of the Executive during the Term,
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this Agreement shall automatically terminate, and the Company shall have no further obligations hereunder except as provided in Section 5(g) below.

     (b) Disability.  In the event of the "permanent disability" (as hereinafter
         ----------
defined) of the Executive during the Term, the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). In the event of such termination, and subject to the provisions of Section 5(g) below, the Company shall have no further obligations hereunder, except that the Executive shall be entitled to be paid his Base Salary under Section 3(a) hereof for a period of two (2) years from the effective date of termination; provided, however, that the Company shall only
                               --------  -------
be required to pay that amount of the Executive's Base Salary which shall not be
covered by long-term disability payments, if any, to the Executive.   In
addition, upon termination for permanent disability, the Executive shall continue to participate in any and all pension, insurance and other benefit plans and programs of the Company during the period the Executive is continuing to receive his Base Salary. Thereafter, the Executive's rights to participate in such programs and plans, or to receive similar coverage, if any, shall be as determined under such programs. For purposes of this Section, "permanent disability" means any disability as defined under the Company's applicable disability insurance policy or, if no such policy is available, any physical or mental disability or incapacity that renders the Executive incapable of performing the services required of him in accordance with his obligations under
Section 2 hereof for a period of four (4) consecutive months or for shorter periods aggregating six (6) months during any twelve-month period.

     (c) Cause.  The Company shall have the right, upon written notice to the
         -----
Executive, to terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined), effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Company shall have no further obligations hereunder, except to pay the Executive any amounts otherwise payable pursuant to Section 5(g) below. It is understood and agreed that notwithstanding anything contained in this Agreement to the contrary, in the case of termination by the Company of the Executive for Cause, any bonus payment for the calendar year in which termination occurs shall be forfeited. The Executive's right to participate in any of the Company's retirement, insurance and other benefit plans and programs shall be as determined under such programs and plans. For purposes of this Agreement, "Cause" means:

        (i) fraud, embezzlement or gross insubordination on the part of the Executive or material breach by the Executive of his obligations under Sections 6 or 7 hereof;

        (ii) a material breach of, gross negligence with respect to, or the willful failure or refusal by the Executive to perform and discharge, his duties, responsibilities or obligations under this Agreement (other than under Sections 6 and 7 hereof, which shall be governed by clause (i) above, and other than by reason of disability or death) that is not corrected within ten (10) days following written notice thereof to the Executive by the Company, such notice to state with specificity the nature of the breach, failure or refusal; provided that if such breach, failure or
                                 --------
     refusal cannot reasonably be corrected within ten (10) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter;

        (iii)  conviction of or the entry of a plea of nolo contendere by the
                                                       ---- ----------
     Executive of any felony; or

        (iv)  illegal drug use or alcohol abuse by the Executive.

     (d) Without Cause.  The Company shall have the right, upon thirty (30)
         -------------
days' written notice given to the Executive, to terminate this Agreement for any reason whatsoever. In the event of a termination without cause, the Executive shall be entitled (i) to receive from the Company an amount equal to two times his Base Salary at the rate then in effect plus any bonus he received during the previous year payable in a single lump sum at the time of termination without cause and (ii) to participate in all pension, insurance and other benefit plan programs or arrangements on terms identical to those applicable to other senior officers of the Company. In the event this Agreement is terminated pursuant to this Section 5(d), the Executive shall be released from his obligations under
Section 6 or Section 7 hereof and all options previously granted to the Executive that have not yet vested shall immediately vest and be exercisable.

     (e) By Executive.  The Executive shall have the right, exercisable at any
         ------------
time during the Term, to terminate this Agreement for any reason whatsoever, upon six (6) months written notice to the Company. In such event, and other than as provided by the terms of Section 5(g) below, the Company shall have no further obligations hereunder and the Executive shall not be entitled to receive any severance compensation. Notwithstanding anything contained in this Agreement to the contrary, in the event of a termination by the Executive, the amount of any unpaid bonus payment for the calendar year in which the termination occurs shall be forfeited.

     (f) Effect of Termination.  Upon the termination of the Executive's
         ---------------------
employment hereunder for any reason, the Company shall have no further obligations hereunder, except as otherwise provided herein. The Executive, however, shall continue to have the obligations provided in Sections 6 and 7 hereof, except as otherwise provided herein. Without limiting the generality of the foregoing, all Options granted to the Executive shall immediately vest and be exercisable as of the date of any termination of this Agreement, other than a termination pursuant to Section 5(c) or Section 5(e) hereof. Furthermore, upon such termination, the Executive shall be deemed to have resigned immediately from all offices and directorships held by him in the Company or any of its subsidiaries.

     (g) General Provisions.  Upon termination of this Agreement for any reasons
         ------------------
provided above, the Executive (or his estate or personal representative, as applicable) shall be entitled to receive all compensation earned and all benefits and reimbursements accrued and due through the effective date of termination. Without limiting the generality of the foregoing, all Options granted to the Executive shall immediately vest and be exercisable upon any termination of this Agreement, other than a termination pursuant to Section 5(c) or Section 5(e) hereof. Additional compensation subsequent to termination, if any, will be due and payable to the Executive only to the extent and in the manner expressly provided above. In the event that the Executive secures employment with another entity during the period that any payment is continuing pursuant to the provisions of this Section 5, the amounts to be paid hereunder shall be reduced by the amount of the Executive's earnings from such other employment.

     6.  Confidentiality. The Executive acknowledges that, by reason of his
         ---------------
employment by the Company, he will have access to confidential information of the Company and its subsidiaries and affiliates, including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company, any of its subsidiaries or affiliates and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them ("Confidential Information"). The Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and its subsidiaries and affiliates and covenants that, both during and after the Term, he will not disclose any Confidential Information to any person (except as his duties as an employee of the Company may require) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 6 shall not apply to Confidential Information that otherwise becomes generally known in the industry or to the public through no act of the Executive in breach of this Agreement or any other party in violation of an existing confidentiality agreement with the Company or any subsidiary or affiliate or which is required to be disclosed by court order or applicable law.

     7.  Covenant Not to Compete.
         -----------------------

     (a) Scope of Covenant.  The Executive agrees that during the Term and for a
         -----------------
period equal to the longer of (i) one (1) year commencing upon the expiration or termination of the Executive's employment hereunder (for any reason whatsoever) or (ii) the period during which the Executive is entitled to receive and is receiving any payment pursuant to Section 5 hereof, the Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, without the prior written consent of the Company:

        (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company within 100 miles of the principal executive offices or the principal operations of the Company (the "Territory");

        (ii) call upon any person who is at that time, or who was at any time within one (1) year prior to that time, an employee of the Company (including the respective subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the respective subsidiaries thereof), provided that the Executive shall be permitted to call upon and hire any member of his immediate family;

        (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company (including the respective subsidiaries thereof) within the Territory; or

        (iv) call upon any prospective acquisition candidate, on the Executive's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the respective subsidiaries thereof) or for which the Company (including the respective subsidiaries thereof) made an acquisition analysis, for the purpose of acquiring such entity;

provided, however,  that nothing in this Section 7(a) shall be construed to
--------  -------
preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or any of its subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange.

     (b) Reasonableness.  It is agreed by the parties that the foregoing
         --------------
covenants in this Section 7 impose a reasonable restraint on the Executive in light of the activities and business of the Company (including the Company's subsidiaries) on the date of the execution of this Agreement and the current plans of the Company (including the Company's subsidiaries); but it is also the intent of the Company and the Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company's other subsidiaries) throughout the term of this covenant.

     (c) Severability.  The covenants in this Section 7 are severable and
         ------------
separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     (d) Enforcement by the Company not Limited.  All of the covenants in this
         --------------------------------------
Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year stated at the beginning of this Section 7, during which the agreements and covenants of the Executive made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 7.

     (e) Change of Relevant Law.  Notwithstanding any of the foregoing, if any
         ----------------------
applicable law shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 7(a) hereof, the period of time for which the Executive shall be prohibited from engaging in competitive activities pursuant to Section 7(a) hereof shall be the maximum time permitted by law. However, in the event that the time period specified by Section 7(a) shall be so reduced, then, notwithstanding the provisions of Section 5 hereof, the Executive shall be entitled to receive from the Company his Base Salary at the rate then in effect solely for the longer of
(i) the time period during which the provisions of Section 7(a) shall be enforceable under the provisions of such applicable law, or (ii) the time period during which the Executive is not engaging in any competitive activity, but in no event longer than the term provided in Section 5.

     8.  Specific Performance.  The Executive acknowledges that the services to
         --------------------
be rendered by the Executive are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to the Company's business and the business of the Company's subsidiaries and affiliates. By reason of this, the Executive consents and agrees that if the Executive violates any of the provisions of
Section 6 or 7 hereof, the Company and its subsidiaries and affiliates would sustain irreparable injury and that monetary damages would not provide adequate remedy to the Company or any of its subsidiaries or affiliates. Therefore, the Executive hereby agrees that the Company and any affected subsidiary and affiliate shall be entitled to have Sections 6 or 7 hereof specifically enforced (including, without limitation, by injunctions and restraining orders) by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries or affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

     9.  Deductions and Withholding.  The Executive agrees that the Company or
         --------------------------
its subsidiaries or affiliates, as applicable, shall withhold from any and all compensation paid to and required to be paid to the Executive pursuant to this Agreement, all Federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes or regulation from time to time in effect and all amounts required to be deducted in respect of the Executive's coverage under applicable employee benefit plans. For purposes of this Agreement and calculations hereunder, all such deductions and withholdings shall be deemed to have been paid to and received by the Executive.

     10.  No Conflicts.  The Executive hereby represents and warrants to the
          ------------
Company that his execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not (a) require the consent, approval or action of any other person or (b) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to the Executive's employment to which the Executive is a party or by which the Executive is bound or subject including, without limitation, any non-competition or non-disclosure provisions in agreements to which the Executive is or was a party. The Executive hereby agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, representatives, subsidiaries and affiliates (and each such subsidiary's and affiliate's directors, officers, employees, agents and representatives) from and against any and all losses, liabilities or claims (including interest, penalties and attorneys' fees, disbursements and related charges) based upon or arising out of the Executive's breach of any of the foregoing representations and warranties.

     11.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. This Agreement embodies the entire agreement of the parties with respect to the Executive's employment, compensation, perquisites and related items and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and the Company or any of its subsidiaries or affiliates, and any such prior agreements, arrangements or understandings are hereby terminated and of no further effect. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

     12.  Waiver.  The waiver by the Company of a breach of any provision of
          ------
this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

     13.  Governing Law; Jurisdiction.
          ---------------------------

     (a) This Agreement shall be subject to, and governed by, the laws of the State of Delaware.

     (b) Any action to enforce any of the provisions of this Agreement shall be brought in a local or federal court within the District of Columbia. The Parties consent to the jurisdiction of such court and to the service of process in any manner provided by District of Columbia law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.

     (c) Assignability.  The obligations of the Executive may not be delegated
         -------------
and, except with respect to the designation of beneficiaries in connection with any of the benefits payable to the Executive hereunder, the Executive may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Executive agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and be binding upon any successor to the Company. The term "successor" means, with respect to the Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of the Company.

     15.  Severability.  If any provision of this Agreement of any part thereof,
          ------------
including, without limitation, Sections 6 and 7 hereof, as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof, which shall be given full effect without regard to the invalid or unenforceable part thereof, or the validity or enforceability of this Agreement.

     If any court construes any of the provisions of Sections 6 or 7 hereof, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court may reduce the duration or restrict or redefine the geographic scope of such provision and enforce such provision so reduced, restricted or redefined.

     16.  Notices.  All notices to the Company or the Executive permitted or
          -------
required hereunder shall be in writing and shall be delivered personally, by telecopier or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

     If to the Company:

     Building One Services Corporation
     800 Connecticut Avenue, NW
     Suite 1111
     Washington, D.C.  20006
     Fax:  202-261-6020

     With a required copy to:

     Morgan, Lewis & Bockius LLP
     1800 M Street, N.W.
     Washington, D.C.  20036
     Attn:  Linda L. Griggs, Esq.
     Fax:  (202) 467-7176

     If to the Executive:

     Joseph Ivey
     211 South Madison Street
     Kosciusko, MS
     Phone:  (601) 289-6136

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

     17.  Section Headings.  The section headings contained in this Agreement
          ----------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                BUILDING ONE SERVICES CORPORATION



                                     /s/ F. Traynor Beck
                                -------------------------------------
                                By:   F. Traynor Beck
                                Its:  Excutive Vice President, General
                                      Counsel and Secretary

                                EXECUTIVE



                                     /s/ Joseph M. Ivey
                                -------------------------------------